CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Migo Software, Inc.

We consent to the use in this Registration Statement on Form SB-2 of Migo Software, Inc. of our report dated March 26, 2007, relating to the consolidated financial statements of Migo Software, Inc. appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

HEIN & ASSOCIATES LLP

Irvine, California
April 20, 2007